Exhibit 10.3

BIOVENTUS INC.

NOTICE OF STOCK OPTION GRANT

(Inducement Award)

Name of Holder:	Robert E. Claypoole

Date of Grant:	January 11, 2024

Exercise Price per Share:	The exercise price for the Stock Option Inducement Award will be the closing price of the Corporation’s Common Stock on the Date of Grant.

Total Number of Shares Subject to Option Granted:	850,000

Type of Option	Nonstatutory Stock Option

Expiration Date:	January 11, 2034

Vesting Commencement Date:	January 10, 2024

Vesting Schedule:

This Option shall be exercisable, in whole or in part, according to the following vesting schedule:

Subject to Holder’s continued status as an Employee, Consultant or Non-Employee Director as of the applicable vesting date, the Option shall vest with respect to 25% of the Shares subject thereto (rounded down to the next whole number of Shares) on each of the first four anniversaries of the Vesting Commencement Date, so that all of the Shares shall be vested on the fourth anniversary of the Vesting Commencement Date.

By accepting this Award electronically pursuant to the Company’s online grant acceptance policy, Holder agrees to be bound by the terms and conditions of this Notice of Stock Option Grant (the “Grant Notice”) and the Stock Option Agreement attached hereto (the “Option Agreement”) and incorporated by reference herein. Holder has reviewed the Option Agreement and the Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing the Grant Notice and fully understands all provisions of the Grant Notice and the Option Agreement. Holder hereby agrees to accept as binding, conclusive and final all decisions and interpretations of the Administrator upon any questions arising under the Grant Notice or the Option Agreement.

BIOVENTUS INC.		HOLDER

By:		By:
	William A. Hawkins		Robert E. Claypoole
Chairman of the Board of Directors

STOCK OPTION AGREEMENT—INCORPORATED TERMS AND CONDITIONS

A. Grant of Option. Bioventus Inc. (the “Company”) hereby grants to the Holder (“Holder”) named in the Grant Notice, in consideration of the Holder’s employment with the Company or any of its Subsidiaries, an option (the “Option” or the “Award”) to purchase the number of Shares set forth in the Grant Notice, at the exercise price per Share set forth in the Grant Notice (the “Exercise Price”), effective as of the date of grant set forth in the Grant Notice (the “Date of Grant”) and subject to the terms and conditions of this Option Agreement.

Capitalized terms not specifically defined in this Stock Option Agreement (the “Option Agreement”), including Annex A, attached hereto, shall have the meanings specified in the Grant Notice.

This Award is intended to constitute an “employment inducement grant” as described in NASDAQ Listing Rule 5635(c)(4), and consequently is intended to be exempt from the NASDAQ rules regarding shareholder approval of stock option or purchase plans or other equity compensation arrangements. This Option Agreement and the terms and conditions of the Options shall be interpreted in accordance and consistent with such exemption.

B. Termination Period.

This Option shall be exercisable for three months after Holder’s Termination of Service, unless such termination is due to Holder’s death or disability, in which case this Option shall be exercisable for 12 months after Holder’s Termination of Service, or such termination is by the Company for Cause, in which case the Option shall cease to be exercisable on the date of such Termination of Service. Notwithstanding the foregoing sentence, in no event may this Option be exercised after the Expiration Date as set forth in the Grant Notice and this Option may be subject to earlier termination as provided in this Option Agreement.

C. Exercise of Option.

(1) Right to Exercise. This Option shall be exercisable during its term only to the extent vested in accordance with the Vesting Schedule set out in the Grant Notice and with the applicable provisions of this Option Agreement.

(2) Duration of Exercisability. Unless otherwise determined by the Administrator, any portion of this Option that has not become vested and exercisable on or prior to the date of Holder’s Termination of Service (including, without limitation, pursuant to any employment or similar agreement by and between Holder and the Company) shall be forfeited on such date of Holder’s Termination of Service and shall not thereafter become vested or exercisable.

(3) Method of Exercise. This Option shall be exercisable by delivery of an exercise notice in the form attached as Exhibit A (the “Exercise Notice”) or in a manner and pursuant to such procedures as the Administrator may determine, which shall state the election to exercise the Option, the number of Shares with respect to which the Option is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise

Price as to all Exercised Shares, together with any applicable tax withholding. In the event this Option shall be exercised pursuant to the terms of this Option Agreement by any person or persons other than Holder, appropriate proof of the right of such person or persons to exercise this Option shall also be required, as determined in the sole discretion of the Administrator. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by the aggregate Exercise Price, together with any applicable tax withholding. No Shares shall be issued pursuant to the exercise of an Option unless such issuance and such exercise comply with Applicable Laws. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to Holder on the date on which the Option is exercised with respect to such Shares.

(4) Expiration of Option Term: Automatic Exercise of In-The-Money Options. Unless otherwise directed by the Holder in writing to the Company, each vested and exercisable Option outstanding on the Automatic Exercise Date with an exercise price per Share that is less than the Fair Market Value per Share as of such date shall automatically and without further action by the Holder or the Company be exercised on the Automatic Exercise Date. In the sole discretion of the Administrator, payment of the exercise price of any such Option shall be made pursuant to Section D(3) or D(4) and the Company or any Subsidiary shall be entitled to deduct or withhold an amount sufficient to satisfy all taxes associated with such exercise in accordance with Section G(1). Unless otherwise determined by the Administrator, this Section C(4) shall not apply if the Holder incurs a Termination of Service on or before the Automatic Exercise Date. For the avoidance of doubt, if this Option has an exercise price per Share that is equal to or greater than the Fair Market Value per Share on the Automatic Exercise Date, no portion of the Option shall be exercised pursuant to this Section C(4).

D. Method of Payment. Payment of the Exercise Price shall be by any of the following, or a combination thereof, at the election of the Holder:

(1) Cash;

(2) Check;

(3) consideration received by the Company under a formal cashless exercise program adopted by the Company (whether through a broker or otherwise);

(4) with the consent of the Administrator, surrender of other Shares which (i) shall be valued at their Fair Market Value on the date of exercise, which Fair Market Value must be equal to the aggregate exercise price of the Shares as to which this Option will be exercised and (ii) must be owned free and clear of any liens, claims, encumbrances or security interests, if accepting such Shares, in the sole discretion of the Administrator, shall not result in any adverse accounting consequences to the Company;

(5) with the consent of the Administrator, by net exercise of vested Shares otherwise issuable upon exercise of this Option; or

(6) with the consent of the Administrator, any other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

E. Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution or, subject to the consent of the Administrator, pursuant to a domestic relations order (as defined by the Code), unless and until the Shares underlying this Option have been issued, and all restrictions applicable to such Shares have lapsed. This Option may be exercised during the lifetime of Holder only by Holder. The terms of this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of Holder. Neither this Option nor any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of Holder or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by this Section E. Notwithstanding the foregoing, with the consent of the Administrator, the Option may be transferred pursuant to Holder’s Permitted Transferees pursuant to any conditions and procedures the Administrator may require.

F. Term of Option. This Option may be exercised only within the term set out in the Grant Notice, and may be exercised during such term only in accordance with the terms of this Option Agreement. Once this Option becomes unexercisable under this Option Agreement, it shall be forfeited immediately.

G. Tax Obligations.

(1) Tax Withholding. The Company (or the Affiliate employing or retaining Holder) has the authority to deduct or withhold, or require Holder to remit to the applicable employing entity, an amount sufficient to satisfy any applicable Federal, state, local and foreign income and employment tax withholding requirements (including the employee portion of any FICA obligation) applicable to the exercise of this Option or with respect to any taxable event arising pursuant to this Option Agreement. The Company (or its Affiliate) may withhold or Holder may make such payment in one or more of the following forms:

(i) by cash or check;

(ii) with the consent of the Administrator, by electing to have withheld the net number of vested Shares otherwise issuable upon the exercise of this Option having a then current Fair Market Value not exceeding the amount necessary to satisfy the withholding obligation of the Company (or its Affiliate) based on the maximum statutory withholding rates in Holder’s applicable jurisdictions for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such taxable income;

(iii) with the consent of the Administrator, by tendering to the Company vested Shares held for such period of time as may be required by the Administrator in order to avoid adverse accounting consequences and having a then current Fair Market Value not exceeding the amount necessary to satisfy the withholding obligation of the Company (or its Affiliate) based on the maximum statutory withholding rates in Holder’s applicable jurisdictions for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such taxable income; or

(iv) with the consent of the Administrator, by selling a sufficient number of Shares otherwise deliverable to Holder through such means as the Administrator may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to satisfy such withholding taxes.

Holder acknowledges and agrees that the Company may refuse to honor the exercise and refuse to deliver the Shares issuable upon exercise of this Option if such withholding amounts are not delivered in full at the time of exercise.

(2) Section 409A. This Option is not intended to constitute “nonqualified deferred compensation” within the meaning of Section 409A. However, notwithstanding any other provision of this Option Agreement, if at any time the Administrator determines that this Option (or any portion thereof) may be subject to Section 409A, the Administrator shall have the right in its sole discretion (without any obligation to do so or to indemnify Holder or any other Person for failure to do so) to adopt such amendments to this Option Agreement, or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Administrator determines are necessary or appropriate for this Option either to be exempt from the application of Section 409A or to comply with the requirements of Section 409A.

(3) Liability. Holder is ultimately liable and responsible for all taxes owed in connection with this Option, regardless of any action the Company or any of its Affiliates takes with respect to any tax withholding obligations that arise in connection with this Option. Neither the Company nor any of its Affiliates makes any representation or undertaking regarding the treatment of any tax withholding in connection with the awarding, vesting or exercise of this Option or the subsequent sale of Shares. The Company and its Affiliates do not commit and are under no obligation to structure the Option to reduce or eliminate Holder’s tax liability.

H. Restrictive Covenants; Forfeiture. Notwithstanding anything contained in this Option Agreement to the contrary, in the event the Holder breaches any restrictive covenant agreement between the Holder and the Company or any Affiliate of the Company or any other written agreement between the Holder and the Company or any Affiliate of the Company, in addition to any other damages available at law or in equity, then (i) any portion of this Option that has not been exercised prior to the date of such breach shall thereupon be forfeited and (ii) the Holder shall be required to pay to the Company the amount of all Option Gain (as defined below). “Option Gain” with respect to any specified period of time shall mean the product of (i) the number of shares of Common Stock purchased upon the exercise of this Option during such period and (ii) the excess of (A) the Fair Market Value per share of Common Stock as of the date of such exercise over (B) the exercise price per share of Common Stock subject to such Options.

I. Entire Agreement; Governing Law. This Option Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Holder with respect to the subject matter hereof, and may not be modified adversely to the Holder’s interest except by means of a writing signed by the Company and Holder or as is otherwise permitted under this Option Agreement. This Option Agreement is governed by the internal substantive laws but not the choice of law rules of Delaware.

J. No Guarantee of Continued Service. HOLDER ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (OR THE AFFILIATE EMPLOYING OR RETAINING HOLDER) AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER. HOLDER FURTHER ACKNOWLEDGES AND AGREES THAT THIS OPTION AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE IN ANY WAY WITH HOLDER’S RIGHT OR THE RIGHT OF THE COMPANY (OR THE AFFILIATE EMPLOYING OR RETAINING HOLDER) TO TERMINATE HOLDER’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

K. Administration. The Administrator shall have the power to interpret this Option Agreement and to adopt such rules for the administration, interpretation and application of this Option Agreement as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Administrator will be final and binding upon Holder, the Company and all other interested Persons. To the extent allowable pursuant to Applicable Law, no member of the Committee or the Board will be personally liable for any action, determination or interpretation made with respect to this Option Agreement.

L. Adjustments. The Administrator may accelerate the vesting of all or a portion of this Option in such circumstances as it, in its sole discretion, may determine. Holder acknowledges that this Option is subject to adjustment, modification and termination in certain events as provided in this Option Agreement, including Section S of this Option Agreement.

M. Notices. Any notice to be given under the terms of this Option Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company at the Company’s principal office, and any notice to be given to Holder shall be addressed to Holder at Holder’s address set forth below. By a notice given pursuant to this Section M, either party may hereafter designate a different address for notices to be given to that party. Any notice shall be deemed duly given when sent via email or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service. Any notice which is required to be given to Holder shall, if Holder is then deceased, be given to the person entitled to exercise his or her Option by written notice under this Section M. Subject to the limitations set forth in Section 232(e) of the General Corporation Law of the State of Delaware (the “DGCL”), Holder consents to the delivery of any notice to Holder given by the Company under the DGCL or the Company’s certificate of incorporation or bylaws by (i) facsimile telecommunication to the facsimile number for Holder in the Company’s records, (ii) electronic mail to the electronic mail address for Holder in the Company’s records, (iii) posting on an electronic network together with separate notice to Holder of such specific posting or (iv) any other form of electronic transmission (as defined in the DGCL) directed to Holder. This consent may be revoked by Holder by written notice to the Company and may be deemed revoked in the circumstances specified in Section 232 of the DGCL.

N. Conformity to Securities Laws. Holder acknowledges that this Option Agreement is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all Applicable Law and regulations and rules promulgated by the Securities and Exchange Commission thereunder, and state securities laws and regulations. Notwithstanding anything herein to the contrary, this Option Agreement shall be administered, and this Option is granted and may be exercised, only in such a manner as to conform to such Applicable Law.

O. Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of this Option Agreement, if Holder is subject to Section 16 of the Exchange Act, this Option and this Option Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, this Option Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

P. Successors and Assigns. The Company may assign any of its rights under this Option Agreement to single or multiple assignees, and this Option Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth in Section E, this Option Agreement shall be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

Q. Limitation on Holder’s Rights. This Option Agreement confers no rights or interests other than as herein provided. This Option Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust. Holder shall have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to this Option.

R. Rights as Stockholder. Neither Holder nor any Person claiming under or through Holder will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder upon exercise of this Option unless and until certificates representing such Shares (which may be in book-entry form) will have been issued and recorded on the records of the Company or its transfer agents or registrars and delivered to Holder (including through electronic delivery to a brokerage account). Except as otherwise provided herein, after such issuance, recordation and delivery, Holder will have all the rights of a stockholder of the Company.

S. Changes in Common Stock or Assets of the Company, Acquisition or Liquidation of the Company and Other Corporate Events.

(1) In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of the Company’s stock or the share price of the Company’s stock other than an Equity Restructuring, the Administrator may make equitable adjustments to reflect such change with respect to: (i) the number and kind of Shares (or other securities or property) subject to this Award; (ii) the terms and conditions of this Award (including, without limitation, any applicable performance targets or criteria with respect thereto); and (iii) the grant or exercise price per share for this Award.

(2) In the event of any transaction or event described in Section S(1) or any unusual or nonrecurring transactions or events affecting the Company, any Affiliate of the Company, or the financial statements of the Company or any Affiliate, or of changes in Applicable Law or Applicable Accounting Standards, the Administrator, in its sole discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Award, to facilitate such transactions or events or to give effect to such changes in Applicable Law or Applicable Accounting Standards:

(a) To provide for the termination of this Award in exchange for an amount of cash and/or other property with a value equal to the amount that would have been attained upon the exercise of this Award or realization of the Holder’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section S the Administrator determines in good faith that no amount would have been attained upon the exercise of this Award or realization of the Holder’s rights, then this Award may be terminated by the Company without payment);

(b) To provide that this Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and applicable exercise or purchase price, in all cases, as determined by the Administrator;

(c) To make adjustments in the number and type of Shares of the Company’s stock (or other securities or property) subject to this Award, and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, this Award;

(d) To provide that this Award shall be exercisable or payable or fully vested with respect to all Shares covered thereby, notwithstanding anything to the contrary in this Option Agreement;

(e) To replace this Award with other rights or property selected by the Administrator; and/or

(f) To provide that this Award cannot vest, be exercised or become payable after such event.

(3) In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Sections S(1) and S(2):

(a) The number and type of securities subject to this Award and the exercise price or grant price thereof, if applicable, shall be equitably adjusted (and the adjustments provided under this Section S(3)(a) shall be nondiscretionary and shall be final and binding on the Holder and the Company); and/or

(b) The Administrator shall make such equitable adjustments, if any, as the Administrator, in its sole discretion, may deem appropriate to reflect such Equity Restructuring with respect to the aggregate number and kind of Shares that may be issued under this Award.

(4) Notwithstanding any other provision of this Award, in the event of a Change in Control, unless the Administrator elects to (i) terminate this Award in exchange for cash, rights or property, or (ii) cause this Award to become fully exercisable and no longer subject to any forfeiture restrictions prior to the consummation of a Change in Control, pursuant to Section S, this Award shall continue in effect or be assumed or an equivalent Award (which may include, without limitation, an award settled in cash) substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event this Award continues in effect or is assumed or an equivalent award substituted, and the Holder incurs a Termination of Service without Cause upon or within 12 months following the Change in Control, then the Holder shall be fully vested in such continued, assumed or substituted Award.

(5) In the event that the successor corporation in a Change in Control refuses to assume or substitute for this Award, the Administrator may cause (i) any or all of this Award (or portion thereof) to terminate in exchange for cash, rights or other property pursuant to Section S(2)(a) or (ii) any or all of this Award (or portion thereof) to become fully exercisable immediately prior to the consummation of such transaction and all forfeiture restrictions on any or all of this Award to lapse. If this Award is exercisable in lieu of assumption or substitution in the event of a Change in Control, the Administrator shall notify the Holder that this Award shall be fully exercisable for a period of 15 days from the date of such notice, contingent upon the occurrence of the Change in Control, and this Award shall terminate upon the expiration of such period.

(6) For the purposes of this Section S, this Award shall be considered assumed if, following the Change in Control, this Award confers the right to purchase or receive, for each Share subject to this Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control was not solely common stock of the successor corporation or its parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of this Award, for each Share subject to this Award, to be solely common stock of the successor corporation or its parent equal in fair market value to the per-share consideration received by holders of Common Stock in the Change in Control.

(7) Unless otherwise determined by the Administrator, no adjustment or action described in this Section S or in any other provision of this Option Agreement shall be authorized to the extent it would (i) result in short-swing profits liability under Section 16 of the Exchange Act or violate the exemptive conditions of Rule 16b-3 of the Exchange Act, or (ii) cause this Award to fail to be exempt from or comply with Section 409A.

(8) The existence of this Award shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(9) In the event of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the Shares or the share price of the Common Stock including any Equity Restructuring, for reasons of administrative convenience, the Administrator, in its sole discretion, may refuse to permit the exercise of this Award during a period of up to 30 days prior to the consummation of any such transaction.

Exhibit A

STOCK OPTION EXERCISE NOTICE

Bioventus Inc.

4721 Emperor Blvd., Suite 100

Durham, NC 27703

Attention: Corporate Secretary

1. Exercise of Option. Effective as of today,_________, the undersigned (“Holder”) hereby elects to exercise Holder’s option (the “Option”) to purchase ________________ shares of the Common Stock (the “Shares”) of Bioventus Inc. (the “Company”) under and pursuant to the Stock Option Agreement dated _________________ (the “Option Agreement”). The Option is a Nonstatutory Stock Option.

2. Delivery of Payment. Holder herewith delivers to the Company the total exercise price of the Shares, as set forth in the Option Agreement, and any and all withholding taxes due in connection with the exercise of the Option.

3. Representations of Holder. Holder acknowledges that Holder has received, read and understood the Option Agreement and agrees to abide by and be bound by their terms and conditions.

4. Rights as Stockholder. Until the issuance of the Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Common Stock subject to this Award, notwithstanding the exercise of the Option. The Shares shall be issued to Holder as soon as practicable after the Option is exercised in accordance with the Option Agreement. No adjustment shall be made for a dividend or other right for which the record date is prior to the date of issuance except as provided in Section S of the Option Agreement.

5. Tax Consultation. Holder understands that Holder may suffer adverse tax consequences as a result of Holder’s purchase or disposition of the Shares. Holder represents that Holder has consulted with any tax consultants Holder deems advisable in connection with the purchase or disposition of the Shares and that Holder is not relying on the Company for any tax advice.

6. Successors and Assigns. The Company may assign any of its rights under this Exercise Notice to single or multiple assignees, and this Exercise Notice shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Exercise Notice shall be binding upon Holder and his or her heirs, executors, administrators, successors and assigns.

7. Interpretation. Any dispute regarding the interpretation of this Exercise Notice shall be submitted by Holder or by the Company forthwith to the Administrator, which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Administrator shall be final and binding on all parties.

8. Governing Law; Severability. This Exercise Notice is governed by the internal substantive laws, but not the choice of law rules, of Delaware. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Exercise Notice shall continue in full force and effect.

9. Entire Agreement. The Option Agreement is incorporated herein by reference. This Exercise Notice and the Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Holder with respect to the subject matter hereof, and may not be modified adversely to the Holder’s interest except by means of a writing signed by the Company and Holder.

Submitted by:	Accepted by:

Holder	BIOVENTUS INC

Signature	By

Print Name	Print Name

Address:	Address:

Date Received:

ANNEX A

Definitions

1. “Administrator” shall mean the Board or a Committee to the extent that the Board’s powers or authority under this Option Agreement have been delegated to such Committee.

2. “Affiliate” means any Person that, directly or indirectly, Controls, is Controlled by, or is under common Control with or of, such entity. The term “Control” (including, with correlative meaning, the terms “Controlled by” and “under common Control with”), as used with respect to any entity, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity, whether through the ownership of voting securities, by contract or otherwise.

3. “Applicable Accounting Standards” shall mean Generally Accepted Accounting Principles in the United States, International Financial Reporting Standards or such other accounting principles or standards as may apply to the Company’s financial statements under United States federal securities laws from time to time.

4. “Applicable Law” shall mean any applicable law, including without limitation: (a) provisions of the Code, the Securities Act, the Exchange Act and any rules or regulations thereunder; (b) corporate, securities, tax or other laws, statutes, rules, requirements or regulations, whether federal, state, local or foreign; and (c) rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded.

5. “Automatic Exercise Date” shall mean the Expiration Date set forth in the Grant Notice (or the last business day immediately preceding the Expiration Date set forth in the Grant Notice, if the Expiration Date is not a business day).

6. “Board” shall mean the Board of Directors of the Company.

7. “Cause” shall mean, unless such term or an equivalent term is otherwise defined by any employment agreement or offer letter between a Holder and a Participating Company, any of the following: (i) Holder’s material breach or substantial failure to perform any of the duties, responsibilities, representation, warranties, covenants or obligations under this Option Agreement (other than as a result of Holder’s death or disability), which failure continues unremedied and uncured for a period of 30 days after written notice from the Company requesting such remedy or cure by Holder, (ii) Holder’s conviction for, or plea of guilty or no contest to, or confession of guilt of, any felony or gross misdemeanor (excluding minor traffic violations or similar offenses), (iii) Holder’s commission of any act of fraud, misappropriation, embezzlement, theft or gross malfeasance with respect to the Company or any of its affiliates or any of their assets.

8. “Change in Control” shall mean and includes each of the following:

a. A transaction or series of transactions (other than an offering of Common Stock to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any Person directly or indirectly acquires beneficial ownership (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; provided, however, that the following acquisitions shall not constitute a Change in Control: (i) any acquisition by the Company or any of its Subsidiaries; (ii) any acquisition by an employee benefit plan maintained by the Company or any of its Subsidiaries; (iii) any acquisition which complies with each of clauses c.i., c.ii., and c.iii. below; or (iv) any acquisition by the Holder or any group of Persons including the Holder (or any entity controlled by the Holder or any group of Persons including the Holder); or

b. The Incumbent Directors cease for any reason to constitute a majority of the Board;

c. The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination, (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:

i. which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the Person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such Person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and

ii. after which no Person beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no Person shall be treated for purposes of this Section 8.c.ii. as beneficially owning 50% or more of the combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; and

iii. after which at least a majority of the members of the board of directors (or the analogous governing body) of the Successor Entity were Board members at the time of the Board’s approval of the execution of the initial agreement providing for such transaction; or

d. The date specified by the Board following approval by the Company’s stockholders of a plan of complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to this Award (or any portion of this Award) that provides for the deferral of compensation that is subject to Section 409A, to the extent required to avoid the imposition of additional taxes under Section 409A, the transaction or event described in subsection a., b., c., or d. with respect to this Award (or portion thereof) shall only constitute a Change in Control for purposes of the payment timing of this Award if such transaction also constitutes a “change in control event,” as defined in Treasury Regulation Section 1.409A-3(i)(5).

The Administrator shall have full and final authority, which shall be exercised in its sole discretion, to determine conclusively whether a Change in Control has occurred pursuant to the above definition, the date of the occurrence of such Change in Control and any incidental matters relating thereto; provided that any exercise of authority in conjunction with a determination of whether a Change in Control is a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) shall be consistent with such regulation.

9. “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, together with the regulations and official guidance promulgated thereunder, whether issued prior or subsequent to the grant of any Award.

10. “Committee” shall mean the Compensation Committee of the Board, or another committee or subcommittee of the Board, which may be comprised of one or more Directors and/or executive officers of the Company as appointed by the Board, to the extent permitted in accordance with Applicable Law.

11. “Common Stock” shall mean the Class A common stock of the Company.

12. “Consultant” shall mean any consultant or adviser engaged to provide services to the Company or any parent of the Company or Affiliate who qualifies as a consultant or advisor under the applicable rules of the Securities and Exchange Commission for registration of shares on a Form S-8 Registration Statement.

13. “Director” shall mean a member of the Board, as constituted from time to time.

14. “Eligible Individual” shall mean any Person who is an Employee, a Consultant or a Non-Employee Director, as determined by the Administrator.

15. “Employee” shall mean any officer or other employee (as determined in accordance with Section 3401(c) of the Code and the Treasury Regulations thereunder) of the Company or of any parent of the Company or Affiliate.

16. “Equity Restructuring” shall mean a nonreciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the number or kind of Shares (or other securities of the Company) or the share price of Common Stock (or other securities) and causes a change in the per-share value of the Common Stock underlying outstanding this Award.

17. “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

18. “Fair Market Value” shall mean, as of any given date, the value of a Share determined as follows:

a. If the Common Stock is (i) listed on any established securities exchange (such as the New York Stock Exchange, the Nasdaq Capital Market, the Nasdaq Global Market and the Nasdaq Global Select Market), (ii) listed on any national market system or (iii) quoted or traded on any automated quotation system, its Fair Market Value shall be the closing sales price for a Share as quoted on such exchange or system for such date or, if there is no closing sales price for a Share on the date in question, the closing sales price for a Share on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

b. If the Common Stock is not listed on an established securities exchange, national market system or automated quotation system, but the Common Stock is regularly quoted by a recognized securities dealer, its Fair Market Value shall be the mean of the high bid and low asked prices for such date or, if there are no high bid and low asked prices for a Share on such date, the high bid and low asked prices for a Share on the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

c. If the Common Stock is neither listed on an established securities exchange, national market system or automated quotation system nor regularly quoted by a recognized securities dealer, its Fair Market Value shall be established by the Administrator in its discretion.

19. “Incumbent Directors” shall mean for any period of 12 consecutive months, individuals who, at the beginning of such period, constitute the Board together with any new Director(s) (other than a Director designated by a Person who shall have entered into an agreement with the Company to effect a transaction described in Section 8.a. or 8.c. above whose election or nomination for election to the Board was approved by a vote of at least a majority (either by a specific vote or by approval of the proxy statement of the Company in which such Person is named as a nominee for Director without objection to such nomination) of the Directors then still in office who either were Directors at the beginning of the 12-month period or whose election or nomination for election was previously so approved. No individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to Directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any Person other than the Board shall be an Incumbent Director.

20. “Non-Employee Director” shall mean a Director of the Company who is not an Employee.

21. “Permitted Transferee” shall mean, with respect to the Holder, any “family member” of the Holder, as defined in the General Instructions to Form S-8 Registration Statement under the Securities Act (or any successor form thereto), or any other transferee specifically approved by the Administrator after taking into account Applicable Law.

22. “Person” means an individual, corporation, joint venture, partnership, limited liability company, association, joint stock or other company, business trust, trust or other entity or organization, including any national, federal, state, territorial agency, local or foreign judicial, legislative, regulatory or administrative authority, commission, court, tribunal, any political or other subdivision, department or branch of any of the foregoing, and any self-regulatory organization or arbitrator.

23. “Section 409A” shall mean Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance issued thereunder, including, without limitation, any such regulations or other guidance that may be issued after the Date of Grant.

24. “Securities Act” shall mean the Securities Act of 1933, as amended.

25. “Shares” shall mean shares of Common Stock.

26. “Subsidiary” shall mean any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing at least 50% of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

27. “Termination of Service” shall mean the date the Holder ceases to be an Eligible Individual. The Administrator, in its sole discretion, shall determine the effect of all matters and questions relating to any Termination of Service, including, without limitation, whether a Termination of Service has occurred, whether a Termination of Service resulted from a discharge for cause and all questions of whether particular leaves of absence constitute a Termination of Service. For purposes of this Option Agreement, Holder’s employee-employer relationship or consultancy relations shall be deemed to be terminated in the event that the Affiliate employing or contracting with Holder ceases to remain an Affiliate following any merger, sale of stock or other corporate transaction or event (including, without limitation, a spin-off).